As filed with the Securities and Exchange Commission on December 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CSX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Virginia	62-1051971
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of Principal Executive Offices)	(Zip Code)

CSX Executives’ Deferred Compensation Plan

(Full Title of the Plan)

Nathan D. Goldman, Esq.

Executive Vice President, Chief Legal Officer

and Corporate Secretary

CSX Corporation

500 Water Street

Jacksonville, Florida 32202

(Name and Address of Agent for Service)

904-359-7611

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Shane Tintle, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Deferred Compensation Obligations(1)	$15,000,000	100%	$15,000,000(2)	$1,636.50

(1)

The Deferred Compensation Obligations include general unsecured obligations of CSX Corporation (“CSX”) to pay up to $15,000,000 of deferred compensation from time to time in the future in accordance with the terms of the CSX Executives’ Deferred Compensation Plan (the “Plan”).

(2)

Solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), the amount of deferred compensation obligations registered is based on an estimate of the amount of compensation participants may defer under the Plan.

EXPLANATORY NOTE-REGISTRATION OF DEFERRED COMPENSATION OBLIGATIONS

This Registration Statement on Form S-8 is being filed by CSX to register $15,000,000 in Deferred Compensation Obligations, which consist of general unsecured obligations of CSX to pay deferred compensation from time to time in the future in accordance with the terms of the Plan. The Deferred Compensation Obligations being registered pursuant to this Registration Statement are additional securities of the same class and related to the same employee benefit plan as those Deferred Compensation Obligations for which a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 19, 2014 (File No. 333-201167) is effective. Pursuant to General Instruction E of Form S-8, the contents of such Registration Statement (File No. 333-201167) and any post-effective amendments thereto are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number
4.1

Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 11, 2015)

4.2

Amended and Restated Bylaws of the Registrant, effective as of October 7, 2020 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on October 13, 2020)

5.1	Opinion of Hunton Andrews Kurth LLP (filed herewith)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith)

23.2	Consent of Hunton Andrews Kurth LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney (filed herewith)

99.1	CSX Executives’ Deferred Compensation Plan (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 21, 2020.

CSX CORPORATION

By:	/s/ Nathan D. Goldman
Name: Nathan D. Goldman
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2020.

Signature	Title

* James M. Foote	President, Chief Executive Officer and Director (Principal Executive Officer)

* Kevin S. Boone	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Angela C. Williams	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Donna M. Alvarado	Director

* Thomas P. Bostick	Director

* Steven T. Halverson	Director

* Paul C. Hilal	Director

* John D. McPherson	Director

* David M. Moffett	Director

* Linda H. Riefler	Director

* Suzanne M. Vautrinot	Director

* James L. Wainscott	Director

* J. Steven Whisler	Director

* John J. Zillmer	Director

CSX CORPORATION

*By:	/s/ Nathan D. Goldman
Name: Nathan D. Goldman
Attorney-in-Fact